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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1. SpectraSite Communications, Inc. ("SCI"), a Delaware corporation and wholly owned subsidiary of the Registrant.

2. Tower Merger Vehicle, Inc. ("TMV"), a Delaware corporation and wholly owned subsidiary of SCI.

3. Tower Asset Sub, Inc., a Delaware corporation and wholly owned subsidiary of TMV.

4. Vertical Properties, Inc., a New York corporation and wholly owned subsidiary of SCI.

5. Stainless, Inc., a Pennsylvania corporation and wholly owned subsidiary of SCI.

6. Doty-Moore Tower Services, Inc., a Texas corporation and wholly owned subsidiary of SCI.

7. Doty-Moore Equipment, Inc., a Texas corporation and wholly owned subsidiary of SCI.

8. Doty Moore RF Services, Inc., a Texas corporation and wholly owned subsidiary of SCI.

9. SpectraSite Broadcast Technical Services, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

10. SpectraSite Broadcast Fabrication, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

11. SpectraSite Broadcast Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

12. SpectraSite Communications Limited, a corporation and wholly owned subsidiary of SCI.

13. California Tower, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

14. Apex Site Management Holdings, Inc. ("Apex Holdings"), a Delaware corporation and wholly owned subsidiary of SCI.

15. Apex Site Management, Inc. ("Apex"), a Delaware corporation and wholly owned subsidiary of Apex Holdings.

16. Metrosite Management, LLC, an Arkansas limited liability company and wholly owned subsidiary of Apex.

17. Vertical Realty, LLC, a Delaware limited liability company and wholly owned subsidiary of Apex.

18. Apex Construction Services LLC, a Delaware limited liability company and wholly owned subsidiary of Apex Holdings.

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19.  Apex Site Management - Canada, Inc., a Delaware corporation and wholly owned subsidiary of Apex.

20. Westower Corporation ("Westower"), a Washington corporation and wholly owned subsidiary of SCI.

21. SpectraSite Construction, Inc., a Delaware corporation and wholly owned subsidiary of Westower.

22. CNG Communications, Inc., a Delaware corporation and wholly owned subsidiary of Westower.

23. Westower Communications, Inc., a Texas Coroporation and a wholly owned subsidiary of Westower.

24. Teletronics Management Services, Inc., a Washington corporation and wholly owned subsidiary of Westower.

25. Teletronics Realty Services, Inc., a Washington corporation and wholly owned subsidiary of Westower.

26. Westower Design, Inc., a Florida corporation and wholly owned subsidiary of Westower.

27. Westower Leasing, Inc., a Wyoming corporation and wholly owned subsidiary of Westower.

28. Westower Communications Ltd., a Canadian Federal corporation and wholly owned subsidiary of Westower.

29. Westower Leasing Canada Inc., a Canadian Federal corporation and wholly owned subsidiary of Westower.

30. Westower Acquisitions Canada, Inc. ("Acquisitions"), a Canadian Federal corporation and wholly owned subsidiary of Westower.

31. Acier Filteau Inc., a Province Quebec corporation and wholly owned subsidiary of Acquisitions.

32. Jovin Telecommunications, Inc., a Canadian Federal corporation and wholly owned subsidiary of Acquisitions.

33. Telecommunication R. David Inc., a Province Quebec corporation and wholly owned subsidiary of Acquisitions.